Exhibit T3A



                                   AMENDED AND
                    RESTATED CERTIFICATE OF INCORPORATION OF
                        SUPERIOR TELECOMMUNICATIONS INC.

     The original Certificate of Incorporation was filed with the Delaware Secretary of State on November 24, 1998 under the name Superior/Essex Corp. Effective as of the date hereof, the original Certificate of Incorporation shall be amended and restated to read as set forth below:

     1. The name of the corporation is Superior Telecommunications Inc. (the "Corporation").

     2. The registered office of the Corporation is to be located at 1013 Centre Road, Wilmington Delaware 19805-1297, New Castle County. The name of the registered agent at that address is Corporation Service Company.

     3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The aggregate number of shares of all classes of stock that the Corporation shall have the authority to issue shall be Three Thousand (3,000), of which Two Thousand (2,000) shares shall be Preferred Stock, par value $1,000.00 per share (the "Preferred Stock"), issuable in one or more series, and One Thousand (1,000) shams shall be Common Stock, par value $0.01 per share (the "Common Stock").

          Section 1. Authority is hereby expressly granted to the Board of Directors of the Corporation from time to time to issue the Preferred Stock, for such consideration and on such terms as it may, in one or more series, and in connection with the creation of any such series to fix, by the resolution or resolutions providing for the issuance of shares thereof, the designation, powers and relative participating, optional or other special rights of such series and the qualifications, limitation or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

               (a) the distinctive designation of, and the number of shares comprising, such series, which number may be increased

          (except otherwise provided by the Board of Directors in the resolution or resolutions creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock and whether such dividends shall be cumulative and if so, from which date or dates such dividends shall be accumulated;

               (c) whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and condition of such redemption;

               (d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such sham and if such a fund is to be established, the amount thereof and the terms and provisions, for the application thereof;

               (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or shares of any other series of any class or classes; of stock of the Corporation, or for any other securities, and if provision is made for conversion or exchange, the times, places, rates, adjustments and other terms and conditions of such conversion or exchange;

               (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

               (g) the rights of the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation or upon any distribution of its assets;and

               (h) any other powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.


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

     Section 2. All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. Except as otherwise provided in the resolution or resolutions providing for the issuance of any series of Preferred Stock, all series of the Preferred Stock shall rank equally and be identical in all respects.

     Section 3. The Preferred Stock shall initially consist of a series of "6% Cumulative Redeemable Preferred Stock" of the Corporation and the designation, number of shares, powers, preferences, rights, qualifications, limitations, and restrictions thereof (in addition to any provisions set forth in this Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock of all classes and series) are as follows:

          (a) DESIGNATION AND AMOUNT. The shares of such series shall be designated as "6% Cumulative Redeemable Preferred Stock" (herein referred to as "6% Preferred Stock"), and the number of shares constituting 6% Preferred Stock shall be 2,000

          (b) RANK. All 6% Preferred Stock shall rank, as to payment of dividends and as to distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, senior to the Common Stock, now or hereafter issued, except as provided in paragraph (d) below.

          (c) DIVIDENDS AND DISTRIBUTIONS. The holders of shares of 6% Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors' of the Corporation (the "BOARD OF DIRECTORS" or the "BOARD") out of funds legally available for such purpose, dividends at the rate of $60.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of original issuance on October 2, 1996, and shall be payable in cash quarterly on March 31, June 30, September 30, and December 31 of each year commencing as of December 31, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday, or legal holiday) to holders of record as, they appear on the stock books of the Corporation on such record dates, not more than 50 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of dividends payable per share of 6% Preferred Stock for each quarterly dividend period (other than the initial dividend period and any period shorter than a full quarterly dividend period) shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter thaw a toll quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or capital stock of the Corporation ranking junior as to

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


     dividends to 6% Preferred Stock (collectively, the "JUNIOR DIVIDEND STOCK"), shall be paid or set apart for payment on, and except for the use of Common Stock to pay for the exercise of stock options pursuant to the stock option plans of the Corporation and its parents or subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on 6% Preferred Stock shall have been paid or declared and set apart for payment; PROVIDED HOWEVER, that so long as any amounts remain outstanding under (i) the Amended and Restated Credit Agreement, dated as of November 17, 1998, as amended (the "Senior Credit Agreement"), among the Corporation, Superior Telecom Inc., the guarantors named therein, the lending institutions listed therein, Merrill Lynch & Co., as Documentation Agent, Fleet National Bank, as Syndication Agent, and Bankers Trust as Administrative Agent, and (ii) the Senior Subordinated Credit Agreement, dated as May 26, 1999 (the "Subordinated Credit Agreement" and, together with the Senior Credit Agreement, the "Credit Agreements"), among the Corporation, Superior Telecom Inc., the subsidiary guarantors named therein, the lending institutions listed therein, Fleet Corporate Finance, Inc., as Syndication Agent, and Bankers Trust Company, as Administrative Agent, nothing herein shall prevent the Corporation from declaring and paying dividends or making other distributions on Common Stock.

     If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to 6 % Preferred Stock (the "SENIOR DIVIDEND STOCK") shall be in default, is whole or in put, no dividend shall be paid or declared and set apart for payment on 6 % Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with 6% Preferred Stock (the "PARITY DIVIDEND STOCK") for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for such payment on 6% Preferred Stock. No full dividends shall be paid or declared and set apart for payment on 6 % Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon 6% Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of 6 % Preferred Stork and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on 6% Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the


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


same ratio that accrued and unpaid dividends per share on the shares of 6% Preferred Stock and the Parity Dividend Stock bear to each outer.

     Any reference to "distribution" contained in this paragraph (c) shall not be deemed to include any stock dividend or distributions made in concoction with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

     (d) LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up o the Corporation, whether voluntary or involuntary, the holders of 6% Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, without invest, and a sum equal to $1,000 per share (the "LIQUIDATION PREFERENCE"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking as junior as to liquidation tights to 6% Preferred Stock (collectively, the "JUNIOR LIQUIDATION STOCK"); provide however, that the holders of 6% Preferred Stock shall be entitled to such payment only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to 6% Preferred Stock (the "SENIOR LIQUIDATION STOCK") are fully met; and PROVIDE, FURTHER, that in the event of (a) an event of default under either Credit Agreement and the acceleration of the Corporation's obligation to pay principal and interest thereunder; (b) the failure of the Corporation to pay principal and interest on any loan under either Credit Agreement upon termination or maturity thereof or
(c) the commencement by the Corporation of a voluntary case in bankruptcy or any order in any other case adjudging the Corporation insolvent, then the Liquidation Preference shall be zero until all obligations under the Credit Agreements are paid or discharged. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of 6% Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with 6% Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but, only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of 6% Preferred Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property will be considered a liquidation, dissolution, or winding up of the Corporation.

     (e) REDEMPTION AT OPTION OF HOLDERS. Each holder of 6% Preferred Stock, at its sole option and election, at any time following the date immediately


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


following October 2, 2000 (the "First Redemption Date"), and upon no less than 30 days' written notice to the Corporation as provided below, may require the Corporation to redeem all, or from time to time a portion, of the 6% Preferred Stock held by it on any date, at the redemption price of $1,000 per share, plus an amount per share equal to all dividends on 6% Preferred Stock accrued and unpaid on such share, pro rata to the date fixed for redemption (the "REDEMPTION PRICE"); PROVIDED, HOWEVER, that, during each of the four successive one-year periods commencing on the First Redemption Date not holder of 6% Preferred Stock may require the Corporation to redeem more than 25% of the 6% Preferred Stock held by it; PROVIDED, FURTHER, that, notwithstanding the limitation contained in the immediately preceding proviso, during each of the latter three of such four successive one-year periods, a holder of 6'% Preferred Stock may require the Corporation to redeem more than 25% of the 6% Preferred Stock held by it if, and to the extent that, such holder has not, during each of the preceding one year period(s), previously required the Corporation to so redeem 25% of the 6%
Preferred Stock held by it during each such period. Notwithstanding the foregoing, if on the First Redemption Date there are any obligations of the Corporation outstanding tinder either Credit Agreement, then the Fast REDEMPTION DATE shall be the thirtieth day after the date on which all obligations of the Corporation under the Credit Agreements are paid or discharged. The Redemption Price shall be payable in cash.

     Notwithstanding the foregoing, the Corporation shall not redeem less than all of the 6 % Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all the 6% Preferred Stock then outstanding shall have been paid.

     Not more than 60 nor loss than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the Corporation at its primary business address by the bolder of record of 6% Preferred Stock that requests redemption of its 6 % Preferred Stock. Each such notice of redemption shall specify the date fixed for redemption and an acknowledgment that payment will not be made until such holder's presentation and surrender of the shares of 6% Preferred Stock and that on and after the redemption due, dividends will cease to accrue on such shares.

     On or after the date fixed for redemption as stated in such notice, each holder of the shares requested to be redeemed shall surrender the certificate (or certificates) evidencing such shares to the Corporation at the place designated by the Corporation and shall thereupon be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares.


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


     Shares of 6% Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of 6% Preferred Stock.

     (f) REDEMPTION AT OPTION OF THE CORPORATION. The Corporation, at its sole option an, election, at may time may redeem all, or from time to time a portion, of the 6% Preferred Stock on any dace set by the Board of Directors, at the redemption price of $1,000 per share, plus an amount per share equal to all dividends on 6% Preferred Stock accrued and unpaid on such share, pro rata to the date fixed for redemption (the "OPTIONAL REDEMPTION PRICE"). The Optional Redemption Price shall be payable in cash.

     In case of the redemption of less than all of the then outstanding 6% Preferred Stock, the Corporation shall designate by lot, or in such other manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. Notwithstanding the foregoing, the Corporation shall not redeem less than all of 6% Preferred Stock at any time outstanding until all accrued but unpaid dividends upon all 6% Preferred Stock then outstanding shall have been paid.

     Not more than 60 nor less than 30 days prior to the redemption date, notice by first class mail, postage prepaid, shall be given to the holders of record of 6% Preferred Stock to be redeemed, addressed to such shareholders at their last addresses as shown on the books of the Corporation. Each such notice of redemption shall, specify the date fixed for redemption, the Optional Redemption Price and the form of payment, the place or places of payment, that payment will be made upon presentation and surrender of the shares of 6% Preferred Stock, that accrued but unpaid dividends to the date fixed for redemption will be paid on the dare fixed for redemption, and that on and after the redemption date, dividends will cease to accrue on such shares.

     Any notice which is mailed as herein provided shall be conclusively presumed to have been duly given, whether or not the holder of 6% Preferred Stock receives such notice; and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of 6% Preferred Stock. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate (or certificate) evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the Optional Redemption Price. If fewer than all the shares represented by any such surrendered certificate (or certificates) are redeemed, a new certificate shall be issued representing the unredeemed shares. If, on the date fixed for redemption, funds necessary for the redemption shall be available therefor and shall have been irrevocably deposited or set aside, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the dividends with respect to the shares so called shall cease to accrue after the date fixed for redemption, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be shareholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Optional Redemption Price without interest upon surrender of their certificates therefor) shall terminate. Any monies deposited by the Corporation pursuant to the foregoing provision and unclaimed at the end of one year from the date fixed for redemption shall, to the extent permitted by law, be returned to the Corporation, after which the holders of shares of 6% Preferred Stock so called for redemption shall look only to the Corporation for the payment thereof. Shares of 6% Preferred Stock redeemed by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, without designation as to series, and may thereafter be reissued, but not as shares of 6% Preferred Stock.

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

     (g) NO SINKING FUND. The shares of 6% Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

     (h) VOTING RIGHTS. The holders of 6% Preferred Stock will not have any voting rights except as set forth below or as otherwise from time to time required by law.

     Without the consent or affirmative vote of the holders of at least a majority of the outstanding shares of 6% Preferred Stock, voting separately as a class, the Corporation shall not authorize, create, or issue any shares of any other class or series of capital stock ranking senior to or on parity with 6% Preferred Stock as to dividends or upon liquidation.

     The affirmative vote or consent of the holders of at least a majority of the outstanding shares of 6% Preferred Stock, voting separately as a class, will be required for any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of 6% Preferred Stock; PROVIDED, HOWEVER, that any increase in the authorized Preferred Stock of the Corporation, or the creation and issuance of any other capital stock of the Corporation ranking junior to the 6% Preferred Stock as to dividends or upon liquidation shall not be deemed to affect materially and adversely such powers, preferences, or special rights.

     (i) Outstanding Shares. For purposes hereof, all shares of 6% Preferred Stock shall be deemed outstanding except that, from the date fixed for redemption pursuant to paragraph (f) above hereof, all shares of 6% Preferred Stock which have been so called for redemption pursuant to paragraph (f), if funds or shares necessary for the redemption of such shares are available, shall not be deemed to be outstanding.

         Section 4. Authority is hereby expressly granted to the Board of Directors from time to time to issue authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine.

     5. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any count of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the

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Corporation or of any creditor or stockholder  thereof or on the  application of any receiver or receivers appointed for the Corporation under the provisions of Section # of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of 1279 of Title 8 of the Delaware Code, order a tweeting of the creditors or class of creditors, and/or of the stockholders) or class of stockholders of the Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors. and/or of the stockholders or class of stockholders, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a
consequence  of  such  compromise  or   arrangement,   the  said  compromise  or
arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, of the Corporation, as the case may be, and also on the Corporation.

     6. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) acts or omissions not in good faith or involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or notification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     7. The Corporation shall, to ft fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against such expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such pennon may be involved by reason of the fact that he or she is or was


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


a director or officer of the Corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the Corporation.

     8. Unless, and except to the extent that, the by-laws of the Corporation shall so require, the election of directors of the Corporation reed not be by written ballot.

     9. The board of directors may from time to time adopt, amend or repeal the by-laws of the Corporation,subject to the power of the stockholders to adopt any by-laws or to amend or repeal any by-laws adopted, amended or repealed by the board of directors.

                                  *************

     This Amended and Restated Certificate of Incorporation was adopted in accordance with Sections 242 and 245 of the Delaware General Corporation law. In lieu of a meeting and vote of the Board of Directors and sole shareholder, the Amended and Restated Certificate of Incorporation was duly approved by the Unanimous Written Consent of the Board of Directors and of the sole shareholder in accordance with Sections 141(d) and Section 228(a) of the Delaware General Corporation Law on December 20, 1999.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed and attested and its corporate seal affixed by its duly authorized officers as of the 20th day of December, 1909,

                                           SUPERIOR TELECOMMUNICATIONS INC.


                                           By: /s/ David S. Aldridge
                                           ------------------------------------
                                                      David S. Aldridge
                                                      Chief Financial Officer


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                      CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                               ESSEX TELECOM INC.
                                      INTO
                        SUPERIOR TELECOMMUNICATIONS INC.


     It is hereby  certified  that:

     l. Superior Telecommunications Inc. (the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all of the outstanding shares of the capital stock of Essex Telecom Inc., which is also a business corporation of the State of Delaware.

     3. On December 21, 2000, the Board of Directors of the Corporation adopted the following resolutions to merge Essex Telecom Inc. into the Corporation:

              RESOLVED, that Essex Telecom Inc. be merged into this Corporation, and that all of the estate, property, rights privileges, powers and franchises of Essex Telecom Inc. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Essex Telecom Inc. in its name.

              RESOLVED, that this Corporation assume all of the obligations of Essex Telecom Inc.

              RESOLVED, that this Corporation shall cruse to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.


Executed on: December 21,2000


                                             By: /s/ Stewart H. Wahrsager
                                                 -----------------------------
                                                 Name:  Stewart H. Wahrsager
                                                 Title: Secretary